UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2009

Kansas City Southern
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4717	44-0663509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

427 West 12th Street, Kansas City, Missouri		64105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	816-983-1303

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Kansas City Southern ("Company") is filing this Current Report on Form 8-K to announce the departure of Scott E. Arvidson as its Executive Vice President and Chief Information Officer, effective August 7, 2009. Mr. Arvidson also previously served as the Executive Vice President and Chief Operating Officer of the Company's wholly-owned subsidiary, The Kansas City Southern Railway Company ("KCSR").

Item 8.01 Other Events.

In a news release issued on July 24, 2009, the Company announced the appointment of David R. Ebbrecht to Senior Vice President Operations of the Company's wholly-owned subsidiary, Kansas City Southern de Mexico, S.A. de C.V. ("KCSM"). As a result of the event described in Item 5.02(b) of this Current Report on Form 8-K, Mr. Ebbrecht will continue to direct the operations of KCSR as its Senior Vice President Operations. Mr. Ebbrecht will report to David L. Starling, President and Chief Executive Officer of KCSR and President and Chief Operating Officer of the Company.

William H. Nolen will remain in his role as Senior Vice President Operations of KCSM. He will continue to report to Jose G. Zozaya, the President and Executive Representative of KCSM.

The news release issued by the Company on August 12, 2009, discussing this change in operations management is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

99.1 News release dated August 12, 2009, issued by Kansas City Southern entitled "Kansas City Southern Announces Operations Management Changes."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

August 12, 2009	By:	/s/ Brian P. Banks

Name: Brian P. Banks
Title: Associate General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News release dated August 12, 2009, issued by Kansas City Southern entitled "Kansas City Southern Announces Operations Management Changes."